UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                            FORM 8-K




                         CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                              1934




                           May 6, 1999
        Date of Report (Date of Earliest Event Reported)

                      HOWARD B. WOLF, INC.
     (Exact Name of Registrant as Specified in its Charter)

        Texas                1-6775              75-0847571
   (State or other      (Commission File        (IRS Employer
    Jurisdiction             Number)         Identification No.)
  of Incorporation)

        3809 Parry Avenue
          Dallas, Texas                           75226-1753
(Address of Principal Executive Offices)          (Zip Code)

                          214.823.9941
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  (Former Name or Former Address, if Changed since last Report)

ITEM 5.   OTHER EVENTS.

       On May 6, 1999, at a special meeting (the "Special Meeting") of the stockholders of the Company's common stock, par value $0.33 per share (the "Common Stock"), the holders of more than two-thirds (66.7%) of the issued and outstanding Common Stock approved the Plan. Among other things, the Plan provides for the sale of all of the assets of the Company, the payment of all of the Company's contingent, conditional or unmatured obligations, and the distribution to the stockholders of the Company of the remaining cash of the Company.

       Following approval of the Plan at the Special Meeting, the Board of Directors of the Company unanimously approved a resolution to proceed with the liquidation and dissolution of the Company in accordance with the Plan.

       A copy of the Company's press release, dated May 6, 1999, with respect to the foregoing is filed herewith as Exhibit 99.1.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Pursuant to Rule 12b-23, promulgated under the Securities Exchange Act of 1934, there is incorporated herein by reference that certain Plan of Complete Liquidation and Dissolution of Howard B. Wolf, Inc. (the "Plan"), included as Appendix A to the Company's Proxy Statement filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934 on April 15, 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)       EXHIBIT NO.                   DESCRIPTION

             2.1                   Plan of Complete Liquidation
                                   and Dissolution of Howard B.
                                   Wolf, Inc. (incorporated by
                                   reference).

            99.1                   Press Release, dated May 6,
                                   1999.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HOWARD B. WOLF, INC.


                              By:   /s/ EUGENE K. FRIESEN
                                 -----------------------------
                                   EUGENE K. FRIESEN
                                   Senior Vice President and
                                   Treasurer